UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2012

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On November 14, 2012, the Board of Directors (the “Board”) of Agilent Technologies, Inc. (“Agilent” or the “Company”) appointed Ronald S. Nersesian, 53, to serve as the Company’s President and Chief Operating Officer, succeeding William P. Sullivan as President.  Mr. Sullivan will continue to serve as the Company’s Chief Executive Officer and as a member of the Board of Directors. From November 2011 to November 13, 2012, Mr. Nersesian served as Executive Vice President and Chief Operating Officer and from March 2009 to November 2011 he served as Senior Vice President, Agilent, and President, Electronic Measurement Group. From February 2005 to February 2009, Mr. Nersesian served as Agilent’s Vice President and General Manager of the Wireless Business Unit of the Electronics Measurement Group and from May 2002 to February 2005, as Vice President and General Manager of the Design Validation Division of the Electronic Measurement Group. Mr. Nersesian currently serves on the board of directors of Trimble Navigation Limited.

The Compensation Committee of the Board of Directors of Agilent (the “Committee”) approved an increase in Mr. Nersesian’s annual base salary to $750,000. The Committee also increased Mr. Nersesian’s target award percentage under the Company’s Performance-Based Compensation Plan for Covered Employees to 100% of annual base salary. In addition, the Committee approved a grant to Mr. Nersesian of (i) an option to purchase 140,000 shares of Company common stock, and (ii) performance-based restricted stock units of Agilent common stock in the target amount of 35,605 shares. The stock option and performance-based restricted stock unit award are subject to the standard terms and conditions of the Company’s forms of equity award agreements under Agilent’s 2009 Stock Plan. The performance-based restricted stock unit award will vest on October 31, 2015 with the actual payout ranging between 0% and 200% of the target based on Agilent’s actual performance against performance goals established by the Committee for the three-year period ending on October 31, 2015.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws.

On November 20, 2012, the Board of the Company approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”). The Bylaws were amended and restated to implement the following:

Section 5.1 was amended to provide that the office of chief executive officer shall be filled by an individual who may or may not hold other officer positions at the same time, at the discretion of the Board.

Sections 3.4, 3.8, 3.14, 5.2, 5.8, 5.9, 5.11(e), 7.3, and 8.5 were amended to revise and clarify the respective roles, authorities and responsibilities associated with the offices of chief executive officer and president.

    The descriptions of the changes of the Amended Bylaws contained in this report do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 (which are marked to show the changes from the prior bylaws) and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: November 20, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws.

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